Exhibit 99.1
Lifecore Biomedical Reports Financial Results for the First Quarter Ended March 31, 2026, and Provides Corporate Update
-- Reaffirms 2026 Guidance --
-- Signed Three New Commercial Site Transfer Programs in First Quarter 2026 --
-- Cost Containment Initiatives Continue to Drive Down Expenses --
Conference Call Today at 8:00am ET
CHASKA, Minn., May 6, 2026 -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore”), a fully integrated injectables contract development and manufacturing organization (“CDMO”), today announced results for the first quarter ended March 31, 2026.
CEO Commentary
“During the first quarter, Lifecore continued to successfully execute the three pillars of its growth strategy – maximizing our existing commercial business, advancing our development pipeline toward commercialization, and adding high-quality, new programs to our pipeline through business development. We believe our continued execution across these pillars positions Lifecore for sustained growth, including our goal of achieving a 12% revenue CAGR and EBITDA margins above 25% by the end of 2029. In the near-term, we remain confident in our full-year expectations and reaffirm our 2026 guidance.
“Concurrently, we continue to optimize our organization through cost reductions, improved efficiencies, and elevated quality. I am energized by our achievements during the quarter and remain highly optimistic and committed to building on this momentum throughout the year,” stated Paul Josephs, President and Chief Executive Officer of Lifecore.
Financial Snapshot and Recent Developments
•Revenues for the first quarter of 2026 were $23.2 million, a decrease of $12.0 million, or 34%, compared to $35.2 million for the comparable prior year quarter ended February 23, 2025.
•Gross profit margin for the first quarter of 2026 was 19%, 9% below 28% for the comparable prior year quarter ended February 23, 2025.
•Operating expenses for the first quarter of 2026 were $9.1 million, a decrease of $9.7 million, or 52%, compared to $18.9 million for the comparable prior year quarter ended February 23, 2025.
•Cash from operations was $4.7 million and free cash flow* was $3.6 million for the first quarter of 2026.
•Net loss for the first quarter of 2026 was $15.0 million and $0.43 of loss per diluted share, as compared to a net loss of $14.8 million and $0.42 of loss per diluted share, for the comparable prior year quarter ended February 23, 2025.
•Adjusted EBITDA* for the first quarter of 2026 was $1.0 million, a decrease of $4.7 million compared to $5.7 million for the comparable prior year quarter ended February 23, 2025.
•Ended the first quarter of 2026 with approximately $38.1 million in liquidity, including cash of $20.8 million and revolving credit availability of $17.3 million.
•Signed three new commercial site transfer programs in the first quarter of 2026, including two with an existing customer and one with leading medical aesthetics company.

•Implemented key initiatives throughout the organization that we expect will continue to drive margin improvement toward the goal of >25% in the mid-term.
•Successfully launched a new enterprise resource planning (“ERP”) system in January 2026, which we expect will strengthen inventory control, support financial management, and help reduce costs as the company grows.
•Completed multiple audits spanning new business prospects, existing customer expansions and international regulatory bodies. Each audit concluded positively, which we believe further validates Lifecore’s growing reputation as a partner-of-choice for customers seeking exceptional quality standards.
*    Adjusted EBITDA and free cash flow are non-GAAP financial measures and exclude certain items from net income or loss and operating cash flows, respectively, the nearest comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please see “Non-GAAP Financial Information” below for more information, including definitions of Adjusted EBITDA and free cash flow and reconciliations to net loss and operating cash flows, respectively, for the periods noted in this press release.
Supplemental Financial Data
To provide meaningful period-over-period comparisons, Lifecore has compared the first quarter ended March 31, 2026, to the comparable prior year quarter ended February 23, 2025. This presentation is intended to comply with Securities and Exchange Commission (“SEC”) requirements applicable to fiscal year changes and is intended to assist investors with understanding the changes in the company’s operating results and financial condition.
Supplemental Revenue and Gross Profit Data

	Three months ended		Change
	March 31, 2026	February 23, 2025	Amount	%
(dollars in thousands)
Revenues:
CDMO	$15,775	$20,789	$(5,014)	(24)%
HA manufacturing	7,418	14,365	(6,947)	(48)%
Total revenues	23,193	35,154	(11,961)	(34)%
Cost of sales	18,731	25,309	(6,578)	(26)%
Gross profit	4,462	9,845	(5,383)	(55)%
Gross profit percentage	19.2%	28.0%	(8.8)%

Supplemental Operating Expense Data

	Three months ended		Change
	March 31, 2026	February 23, 2025	Amount	%
(dollars in thousands)
Research and development	$1,217	$2,045	$(828)	(40)%
Selling, general and administrative	7,917	9,978	(2,061)	(21)%
Loss on sale or disposal of assets, net of portion classified as cost of sales	—	6,851	(6,851)	(100)%
Total operating expenses	$9,134	$18,874	$(9,740)	(52)%
Financial Guidance for Calendar Year 2026
The company is reaffirming its revenue and Adjusted EBITDA guidance for calendar year 2026. The company is not providing forward-looking guidance for U.S. GAAP net loss or a quantitative reconciliation of its 2026 Adjusted EBITDA to the most directly comparable U.S. GAAP measure, U.S. GAAP net loss, because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items, including restructuring expenses, reorganization expenses, asset impairments, litigation settlements and other contingencies, changes to the fair value of the debt derivative liability, certain other gains or losses, and income tax accounting, as certain of these items have not occurred, are out of the company's control and/or cannot be reasonably predicted without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
The company expects revenue to be in the range of $120 to $125 million and Adjusted EBITDA to be in the range of $20.5 – $25 million.
This guidance is based on the expectation that Lifecore would adjust for items similar to its historic definition of Adjusted EBITDA. This guidance takes into consideration existing market forces, contracts, and customer order timing, as well as the company’s current beliefs and estimations with respect to success and timing related to growing and diversifying the company’s new business development revenue.
Please see “Non-GAAP Financial Information” below for more information.
Earnings Webcast
Lifecore Biomedical will host a conference call today, May 6, 2026, at 8:00 a.m. ET to discuss the company’s financial results for the first quarter ended March 31, 2026. The webcast can be accessed via Lifecore’s Investor Events & Presentations page at: https://ir.lifecore.com/events-presentations. An archived version of the webcast will be available on the website for 30 days.
About Lifecore Biomedical
Lifecore Biomedical, Inc. (Nasdaq: LFCR) is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile injectable pharmaceutical products in syringes, vials, and cartridges, including complex formulations. As a leading manufacturer of premium, injectable-grade hyaluronic acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the company, visit Lifecore’s website at www.lifecore.com.

Non-GAAP Financial Information
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial information. Adjusted EBITDA and free cash flow are non-GAAP measures and exclude certain items from net income or loss and operating cash flows, respectively, which are the most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Reconciliations” below for the company’s definitions of Adjusted EBITDA and free cash flows for the first quarter ended March 31, 2026, and the comparable prior year quarter ended February 23, 2025, and reconciliations thereof to net income or loss and operating cash flows for the relevant periods.
The company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the company’s results reported in accordance with GAAP because we believe they are not reflective of our core operations or indicative of our ongoing operations. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the company’s operations and are useful for period-over-period comparisons. Management uses Adjusted EBITDA and free cash flow, in addition to GAAP financial measures, to monitor trends in the company’s operations, understand and compare operating results, and monitor cash flows across accounting periods, for financial and operational decision making, for planning and forecasting purposes, and with respect to Adjusted EBITDA as a measure of performance for compensation decisions.
These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the company’s consolidated financial statements presented in accordance with GAAP.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “aim,” “designed to,” “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. In addition, all statements regarding our future financial and operating performance and strategy, including the three pillars of our growth strategy; our positioning for sustained growth, including our goal of achieving a 12% revenue CAGR and EBITDA margins above 25% by the end of 2029; our confidence in our full-year expectations and reaffirming of 2026 guidance; our optimism and commitment to building on momentum throughout the year; key initiatives that are expected to continue to drive margin improvement; expected benefits of our new ERP system; and our growing reputation as a partner-of-choice for customers seeking exceptional quality standards, are forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors as, among others, the timing and amount of future expenses, revenue, net income (loss), Adjusted EBITDA, cash flow and capital requirements, and timing and availability of and the need for additional financing; our ability to maintain or expand our relationships with our current customers, including the impact of changes in consumer demand for the products we manufacture for our customers; our ability to grow and diversify our business with new customers, including the potential loss of development customers if they do not receive required funding or regulatory approvals or for other reasons; our ability to comply with covenants under our credit agreements and to pay required interest and principal payments when due; our ability to fund any redemptions of shares of the outstanding Series A Convertible Preferred Stock if requested by holders in accordance with their terms; our ability to raise additional capital for ongoing needs, including through equity financing, debt financing, collaborations, strategic alliances or licensing arrangements;

the impact of macroeconomic events or circumstances on our operations and financial performance, including inflation, tariffs, interest rates, social unrest and global instability; the performance of our third-party suppliers; pharmaceutical industry market forces that may impact our customers’ success and continued demand for the products we produce for those customers; our ability to recruit or retain key scientific, technical, business development, and management personnel and our executive officers; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including current Good Manufacturing Practice, or cGMP; the outcome and cost of existing and any new litigation or regulatory proceedings; and other risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-KT for the transition period ended December 31, 2025 (the “December 2025 10-KT”). For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the SEC, including the risk factors contained in the December 2025 10-KT. Forward-looking statements represent management’s current expectations as of the date hereof and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Lifecore Biomedical, Inc. Contact Information:
Stephanie Diaz (Investors)
Vida Strategic Partners
415-675-7401
sdiaz@vidasp.com
Jennifer Arcure (Media)
Vida Strategic Partners
917-603-0681
jarcure@vidasp.com
Ryan D. Lake (CFO)
Lifecore Biomedical
952-368-6244
ryan.lake@lifecore.com

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except share and per share amounts)	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$20,795	$17,469
Accounts receivable, net	10,674	13,233
Accounts receivable, related party	8,763	12,929
Contract assets	7,449	7,655
Inventory	28,155	29,085
Prepaid expenses and other current assets	1,803	1,921
Total current assets	77,639	82,292
Property, plant and equipment, net	125,513	127,304
Goodwill	13,881	13,881
Other assets	8,466	8,700
Total assets	$225,499	$232,177
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,014	$6,211
Accrued expenses and other current liabilities	13,483	17,362
Total current liabilities	20,497	23,573
Debt, net of current portion	5,642	5,694
Debt, net of current portion, related party	142,137	135,588
Debt derivative liability, related party	29,719	26,564
Other liabilities	6,726	6,698
Total liabilities	204,721	198,117
Commitments and contingencies
Series A Redeemable Convertible Preferred Stock, $0.001 par value; 2,000,000 shares authorized; 48,356 and 47,466 shares issued and outstanding, redemption value $49,263 and $48,356	49,216	48,262
Stockholders’ (deficit) equity:
Common Stock, $0.001 par value; 75,000,000 shares authorized; 37,477,386 shares issued and outstanding	37	37
Additional paid-in capital	209,706	208,962
Accumulated deficit	(238,181)	(223,201)
Total stockholders’ deficit	(28,438)	(14,202)
Total liabilities, convertible preferred stock and stockholders’ deficit	$225,499	$232,177

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended
(in thousands, except share and per share amounts)	March 31, 2026	February 23, 2025
Revenues	$14,236	$16,233
Revenues, related party	8,957	18,921
Total revenues	23,193	35,154
Cost of sales	18,731	25,309
Gross profit	4,462	9,845
Research and development expenses	1,217	2,045
Selling, general, and administrative expenses	7,917	9,978
Loss on sale or disposal of assets, net of portion classified as cost of sales	—	6,851
Operating loss	(4,672)	(9,029)
Interest income	128	108
Interest expense	(454)	(749)
Interest expense, related party	(6,894)	(4,840)
Change in fair value of debt derivative liability, related party	(3,155)	(600)
Other income, net	110	333
Loss before income taxes	(14,937)	(14,777)
Income tax (expense) benefit	(43)	8
Net loss	(14,980)	(14,769)
Preferred stock dividends	(907)	(837)
Accretion of preferred stock to redemption value	(47)	(48)
Loss available to common stockholders	$(15,934)	$(15,654)

Loss per share, basic and diluted	$(0.43)	$(0.42)

Weighted average shares outstanding, basic and diluted	37,477,386	37,020,570

Non-GAAP Financial Reconciliations
Adjusted EBITDA is a non-GAAP financial measure and excludes certain items from net income or loss, the most directly comparable financial measure calculated in accordance with GAAP. For the periods presented herein, we defined Adjusted EBITDA as net income or loss before (i) interest expense, net of interest income, (ii) income tax expense or benefit, (iii) depreciation, (iv) stock-based compensation, (v) change in fair value of debt derivatives, (vi) franchise tax, (vii) reorganization costs, (viii) restructuring costs or recovery, and (ix) loss on sale or disposal of equipment. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

	Three months ended
(in thousands) (unaudited)	March 31, 2026	February 23, 2025
Net loss (GAAP)	$(14,980)	$(14,769)
Interest expense, net	7,220	5,481
Income tax expense (benefit)	43	(8)
Depreciation	2,310	2,076
Stock-based compensation	1,698	2,552
Change in fair value of debt derivatives	3,155	600
Franchise tax	50	3
Reorganization costs	1,543	2,246
Restructuring recovery	—	(115)
Loss on sale or disposal of equipment	—	7,638
Adjusted EBITDA	$1,039	$5,704
Free cash flow is a non-GAAP financial measure that reduces operating cash flows, the most directly comparable financial measure calculated in accordance with GAAP, by capital expenditures. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

(in thousands) (unaudited)	March 31, 2026	February 23, 2025
Operating cash flows (GAAP)	$4,700	$1,199
Less: capital expenditures	(1,118)	(5,456)
Free cash flow	$3,582	$(4,257)